Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-51801) of Rosetta Resources Inc. of our report dated March 15, 2007 relating to the consolidated financial statements of Rosetta Resources Inc. (successor), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 16, 2007